Exhibit 3.2

BYLAWS

OF

LUTHER BURBANK CORPORATION

ARTICLE I: OFFICES

Section 1.1. PRINCIPAL EXECUTIVE OFFICE AND PRINCIPAL BUSINESS OFFICE. The principal executive office of the Corporation shall be located at 520 Third Street, Santa Rosa, California 95401. The principal executive office may be such place within or without the State of California as shall be fixed from time to time by the board of directors, and if no place is fixed by the board of directors, such place as shall be fixed by the president.

Section 1.2. OTHER OFFICES. Other offices may at any time be established, relocated, re-designated, or discontinued with approval by the board of directors at any place or places where the Corporation is qualified to do business, subject to obtaining any regulatory approvals.

ARTICLE II: SHAREHOLDERS

Section 2.1. PLACE OF MEETING. Meetings of the shareholders shall be held at any place within or without the State of California that may be designated by the board of directors. If a place has not been stated in the notice or there is no notice, meetings shall be held at 500 Third Street, Santa Rosa, CA, unless another place has been designated by a resolution duly adopted by the board. The board of directors may, in its discretion, determine that the meeting may be held solely by means of remote electronic communication. If authorized by the board of directors, and subject to any guidelines and procedures adopted by the board of directors, shareholders not physically present at a meeting of shareholders, may participate in a meeting of shareholders by means of electronic transmission by and to the Corporation or electronic video screen communication; and, may be considered present in person and may vote at a meeting of shareholders, whether held at a designated place or held solely by means of electronic transmission by and to the Corporation or electronic video screen communication, subject to the conditions imposed by applicable law.

Section 2.2. ANNUAL MEETING. The annual meeting of shareholders of this Corporation shall be held on such date and at such time as may be designated from time to time by the board of directors. At the annual meeting, directors shall be elected, and any other business may be transacted that is within the power of the shareholders and allowed by law, provided, however, that, unless the notice of meeting, or the waiver of notice of such meeting, sets forth the general nature of any proposal to (i) approve or ratify a contract or transaction with a director or with a corporation, firm, or association in which a director has an interest; (ii) amend the articles of incorporation of this Corporation (the “Articles of Incorporation”); (iii) approve a reorganization or merger involving this Corporation; (iv) elect to wind up and dissolve this Corporation; or (v) effect a plan of distribution upon liquidation otherwise than in accordance with the liquidation preferences of outstanding shares with liquidation preferences, no such proposal may be approved at an annual meeting.

Section 2.3. SPECIAL SHAREHOLDERS’ MEETINGS. Special meetings of the shareholders, for any purpose whatsoever, may be called at any time by the Chief Executive Officer, the board of directors or by shareholders entitled to cast not less than ten percent (10%) of the corporation’s voting power. Any person entitled to call a special meeting of shareholders (other than the board of directors) may make a written request to the chair of the board or secretary, specifying the general purpose of such meeting and the date, time and place of the meeting, which date shall be not less than 35 days nor more than 60 days after the receipt by such officer of the request. Within 20 days after receipt of the request, the officer receiving such request forthwith shall cause notice to be given to the shareholders entitled to vote at such meeting, stating that a meeting will be held on the date and at the time and place requested by the person or persons requesting a meeting and stating the general purpose of the meeting. If such notice is not given 20 days after receipt of the request by the officer, the person or persons requesting the meeting may give such notice. No business shall be transacted at a special meeting unless its general nature shall have been specified in the notice of such meeting, provided, however, that any business may be validly transacted if the requirements for such validity, as provided in Section 2.13 of these Bylaws, are met.

Section 2.4. NOTICE OF SHAREHOLDERS’ MEETING. Except as otherwise provided by law, written notice stating the place, day and hour of the meeting, and, in case of a special meeting, the nature of the business to be transacted at the meeting, shall be given at least 10 days and not more than 60 days before the meeting. In the case of an annual meeting, notice will include matters the Corporation’s board of directors intends, at the time of the giving of the first of such notices, to present to the shareholders for action, and in the case of a meeting at which directors are to be elected, the names of nominees that the board of directors, at the time of the giving of the first of such notices, intends to present to the shareholders for election. Proof that notice was given shall be made by affidavit of the secretary, assistant secretary, or director, or of the person acting under the direction of any of the foregoing, who gives such notice, and such proof of notice shall be made part of the minutes of the meeting. Such affidavit shall be prima facie evidence of the giving of such notice. It shall not be necessary to state in a notice of any meeting of shareholders as a purpose thereof any matter relating to the procedural aspects of the conduct of such meeting.

Notice shall be given personally, by electronic transmission, or by mail, by or at the direction of the secretary, or the officer or person calling the meeting, to each shareholder entitled to vote at the meeting. If a shareholder gives no address, constructive notice may be given to the shareholder as provided by the California Corporations Code. If remote participation in the meeting has been authorized by the board of directors, the notice shall also provide a description of the means of any electronic transmission by and to the Corporation or electronic video screen communication by which shareholders may be considered present and may vote and otherwise participate at the meeting.

If mailed, the notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the share transfer records of the Corporation, with postage thereon prepaid. Notice may be given to the shareholder by electronic transmission with the consent of the shareholder. Notice by electronic transmission is deemed given when the notice satisfies any of the following requirements:

1.              Transmitted to an electronic mail address provided by the shareholder for the purpose of receiving notice.

2.              Posted on an electronic network, with a separate notice sent to the shareholder at the address provided by the shareholder for the purpose of alerting the shareholder of a posting.

3.              Communicated to the shareholder by any other form of electronic transmission consented to by the shareholder.

Notice shall not be given by electronic transmission to a shareholder after either (i) the Corporation is unable to deliver two consecutive notices to such shareholder by such means or (ii) the inability to deliver such notices to such shareholder becomes known to any person responsible for giving such notices. Any person entitled to notice of a meeting may file a written waiver of notice with the secretary either before or after the time of the meeting. The participation or attendance at a meeting of a person entitled to notice constitutes waiver of notice, except when the person objects, at the beginning of the meeting, to the lawfulness of the convening of the meeting and except that attendance is not a waiver of any right to object to conducting business at a meeting that is required to be included in the notice of the meeting, but not so included.

Section 2.5. PERSONS ENTITLED TO VOTE. Except as otherwise provided by law, and except when a record date has been fixed, only persons in whose names shares entitled to vote stand on the stock records of the Corporation at the close of business on the business day next preceding the day on which notice is given shall be entitled to notice of a shareholders’ meeting, or to vote at such meeting. In the event notice is waived, only persons in whose names shares entitled to vote stand on the stock records of the Corporation at the close of business on the business day next preceding the day on which the meeting is held shall be entitled to vote. If no record date has been fixed, the record date shall be:

1.              For determining shareholders entitled to give consent to action by the Corporation without a meeting, the day on which the first written consent is given.

2.              For determining shareholders for any other purpose, the later of (a) the day on which the board of directors adopts the resolution relating thereto, or (b) the 60th day prior to the date of such other action.

Section 2.6. FIXING THE RECORD DATE. The board of directors may fix a time in the future as a record date to determine the shareholders entitled to notice of, and to vote at, any meeting of shareholders or give written consent to action by the Corporation without a meeting or entitled to receive any dividend or distribution, or to any change, conversion, or exchange of shares.

A record date fixed under this Section may not be more than 60 days or less than 10 days before the meeting or more than 60 days before any other action requiring a determination of shareholders. When a record date is so fixed, only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date. In the event any meeting of shareholders is adjourned for more than 45 days from the date set for the original meeting, the board shall fix a new record date for purposes of giving notice of, and determining the holders of shares entitled to vote at, such adjourned meeting.

Section 2.7. QUORUM OF AND ACTION BY SHAREHOLDERS. The presence at a meeting in person or by proxy of the persons entitled to vote a majority of the voting shares constitutes a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of such number of shareholders so as to leave less than a quorum, if any action taken, other than adjournment, is approved by at least a majority of the shares required to constitute a quorum, except as otherwise provided by law. Except as otherwise provided by law, herein or in the Articles of Incorporation, the affirmative vote of a majority of the shares represented at a meeting at which a quorum is present, shall be the act of the shareholders.

Section 2.8. ADJOURNED MEETINGS AND NOTICE THEREOF. Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by a vote of the majority of the shares present, in person or proxy. When a meeting is adjourned for 45 days or more, or if a new record date for the adjourned meeting is fixed by the board of directors, notice of the adjourned meeting shall be given to such shareholders of record entitled to vote at the adjourned meeting, as in the case of any original meeting. When a meeting is adjourned for less than 45 days, and a new record date is not fixed by the board of directors, it shall not be necessary to give any notice of the time and place of the adjourned meeting, means of electronic transmission or electronic video screen communication, if any, or of the business to be transacted thereat other than by announcement at the meeting at which the adjournment is taken, provided only business that might have been transacted at the original meeting may be conducted at such adjourned meeting.

Section 2.9. CONDUCT OF MEETINGS. The board of directors may adopt by resolution rules and regulations for the conduct of meetings of the shareholders as it shall deem appropriate. At every meeting of the shareholders, the Chair of the Board, or in his or her absence or inability to act, a director or officer designated by the board of directors shall serve as the presiding officer. The secretary or, in his or her absence or inability to act, the person whom the presiding officer of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

The presiding officer shall determine the order of business and, in the absence of a rule adopted by the board of directors, shall establish rules for the conduct of the meeting. The presiding officer shall announce the close of the polls for each matter voted upon at the meeting, after which no ballots, proxies, votes, changes or revocations will be accepted. Polls for all matters before the meeting will be deemed to be closed upon final adjournment of the meeting.

Section 2.10. INSPECTORS OF ELECTION. Before any meeting of shareholders, the board of directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are appointed, the presiding officer of the meeting may, and on the request of any shareholder or his or her proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be three. If any person appointed as an inspector fails to appear or fails or refuses to act, the presiding officer of the meeting may, and upon the request of any shareholder or a shareholder’s proxy shall, appoint a person to fill that vacancy.

The inspectors of election shall:

1.              Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies.

2.              Receive votes, ballots, or consents.

3.              Hear and determine challenges and questions in connection with voting rights.

4.              Count and tabulate all votes or consents.

5.              Determine when the polls shall close.

6.              Determine the result.

7.              Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

Section 2.11. VOTING OF SHARES. Unless otherwise provided by law or in the Articles of Incorporation, each shareholder entitled to vote is entitled to one vote for each share on all matters submitted for the vote of shareholders, including the election of directors. Shareholders are prohibited from cumulating their votes in any election of directors of the Corporation. Any holder of shares entitled to vote on any matter may vote part of such shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal. If a shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares such shareholder is entitled to vote.

Section 2.12. CONSENT OF ABSENTEES. The transactions of any meeting of shareholders, however called or noticed, are as valid as though transacted at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. The waiver, notice, or consent need not specify the business transacted or purpose of the meeting, except as required by California Corporations Code Section 601(f). All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 2.13. VOTING BY PROXY OR NOMINEE. Every person entitled to vote or execute consents may do so either in person or by one or more agents authorized by a written proxy executed by the person or such person’s duly authorized agent and filed with the secretary of the Corporation. A proxy is not valid after the expiration of 11 months from the date of its execution, unless the person executing it specifies therein the length of time for which it is to continue in force. Except as set forth below, any proxy duly executed is not revoked, and continues in full force and effect, until an instrument revoking it, or a duly executed proxy bearing a later date, executed by the person executing the prior proxy and presented to the meeting, is filed with the secretary of the Corporation, or unless the person giving the proxy attends the meeting and votes in person, or unless written notice of the death or incapacity of the person executing the proxy is received by the Corporation before the vote by such proxy is counted. A proxy that states on its face that it is irrevocable will be irrevocable for the period of time specified in the proxy, if held by a person (or nominee of a person) specified by law to have sufficient interest to make such proxy irrevocable and only so long as he shall have such interest, subject to Section 705 of the California Corporations Code. If proxies are distributed to 10 or more shareholders and this Corporation at the time has 100 or more shareholders of record, as determined in accordance with the California Corporations Code, the form of such proxy shall conform to the requirements of the California Corporations Code unless the Corporation has a class of securities registered under Section 12 of the Securities Exchange Act of 1934 or has a class of securities exempt therefrom by virtue of Section 12(g)(2) of said Act.

Section 2.14. ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action, that, under any provision of the California Corporations Code may be taken at a meeting of the shareholders, may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of the outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares are entitled to vote thereon were present and voted; provided, however, that unless the consents of all shareholders entitled to vote have been solicited in writing, notice shall be given (in the same manner as notice of meetings is to be given), and within the time limits prescribed by law, of such action to all shareholders entitled to vote who did not consent in writing to such action; and provided, further, that directors may be elected by written consent only if such consent is unanimously given by all shareholders entitled to vote, except that action taken by shareholders to fill one or more vacancies on the board other than a vacancy created by the removal of a director, may be taken by written consent of a majority of the outstanding shares entitled to vote.

Section 2.15: Shareholder Nominations and Proposals.  At any meeting of shareholders, business will only be conducted if it is brought before the meeting (1) by or at the direction of the board of directors, (2) in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), or (3) by a shareholder of record entitled to vote at such meeting who complies with the requirements set forth in this Section.

For business (including but not limited to director nominations) to be properly brought before an annual meeting by a shareholder, the shareholder or shareholders of record intending to propose the business (the “proposing shareholder”) must have given written notice of the proposing shareholder’s nomination or proposal either by personal delivery or by United States mail to the Secretary of the Corporation no earlier than ninety (90) calendar days and no later than sixty (60) calendar days before the date such annual meeting is to be held. If the current year’s annual meeting is called for a date that is not within 30 days of the anniversary of the previous year’s annual meeting, notice must be received not later than 10 calendar days following the day on which public announcement of the date of the annual meeting is first made. In no event will an adjournment or postponement of an annual meeting of shareholders begin a new time period for giving a proposing shareholder’s notice as provided above.

For business to be properly brought before a special meeting of shareholders, the notice of the meeting sent by or at the direction of the person calling the meeting must set forth the nature of the business to be considered. A shareholder or shareholders who have made a written request for a special meeting pursuant to Section 2.3 may provide the information required for notice of a shareholder proposal under this Section simultaneously with the written request for the meeting submitted to the Secretary or within 10 calendar days after delivery of the written request for the meeting to the Secretary.

A proposing shareholder’s notice shall include as to each matter the proposing shareholder proposes to bring before either an annual or special meeting:

(a) The name and address of the proposing shareholder and the classes and number of shares of capital stock of the Corporation held by the proposing shareholder.

(b) If the notice regards the nomination of a candidate for election as director: (i) the full name, age and date of birth of each candidate; (ii) the business and residence address and telephone numbers of each candidate; (iii) the education background and business/occupational experience of each candidate including a list of positions held for at least the preceding five (5) years; (iv) the class and number of shares of the Corporation beneficially owned by the candidate; and (v) a signed representation by each such candidate that the candidate will timely provide any other information reasonably requested by the Corporation for the purpose of preparing its disclosures in regard to the solicitation of proxies for the election of directors. The name of each such candidate for director must be placed in nomination at the annual meeting by a shareholder present in person and the candidate must be present in person at the meeting for the election of directors. Any vote cast for a person who has not been duly nominated pursuant to this Section 2.15(b) will be void (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting).

(c) If the notice regards a proposal other than the nomination of a candidate for election as director: (i) a brief description of the business and the reasons for conducting such business at the meeting; (ii) the name an address, as they appear in the Corporation’s books, of the shareholder proposing such business; (iii) the class and number of shares of the Corporation that are beneficially owned by the shareholder; and (iv) the material interest of the shareholder in such business. Shareholder proposals that do not satisfy the requirements of this Section 2.15(c) may, but need not (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting), be considered and discussed but not acted upon at a meeting.

The foregoing provisions of this Section do not relieve any shareholder of any obligation to comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated under the Exchange Act.

ARTICLE III: DIRECTORS

Section 3.1. NUMBER OF DIRECTORS. The authorized number of directors of the Corporation shall be not less than five (5) nor more than nine (9), the exact number to be fixed and determined either by the board of directors or the shareholders. The minimum and maximum number of directors may only be changed by an amendment to these Bylaws duly adopted in accordance with these Bylaws by the vote or written consent of a majority of the outstanding shares entitled to vote; provided that no amendment of this Section 3.1 shall reduce the minimum number of directors to less than five (5).

Section 3.2. POWERS. All corporate power shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the board of directors, except such powers expressly conferred upon or reserved to the shareholders, and subject to any limitations set forth by law, by the Articles of Incorporation or by these Bylaws.

Section 3.3. TERM OF OFFICE. Directors shall hold office until the next annual meeting of shareholders and until their successors are elected.

Section 3.4. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. A vacancy on the board of directors exists in case of the occurrence of any of the following events:

1.              The death, resignation, or removal of any director.

2.              The removal or declaration of vacancy by the board of directors of a director who has been declared of unsound mind by a court order or convicted of a felony.

3.              The authorized number of directors is increased.

4.              At any annual, regular, or special meeting of shareholders at which any director is elected, the shareholders fail to elect the full authorized number of directors to be voted for at that meeting.

All vacancies (other than vacancies created by removal of a director) may be filled by the approval of the board of directors or, if there is less than a quorum of directors, by (i) a vote of the majority of the remaining directors at a meeting held pursuant to notice or waivers of notice complying with Section 307 of the California Corporations Code, (ii) unanimous written consent or (iii) a sole remaining director. Each director so elected shall hold office until his successor is elected at an annual, regular, or special meeting of the shareholders. The shareholders may, by vote or written consent of a majority of outstanding shares entitled to vote in the election of directors, elect a director at any time to fill any vacancy not filled by the directors. The shareholders may, by vote of a majority of outstanding shares entitled to vote in the election of directors or unanimous written consent, elect a director at any time to fill any vacancy created by removal of a director, except that a vacancy created pursuant to clause 2 of this Section 3.4 may be filled by the board of directors. If the board of directors accepts the resignation of a director tendered to take effect at a future time, the board or the shareholders may elect a successor to take office when the resignation becomes effective. A reduction of the authorized number of directors does not remove any director prior to the expiration of that director’s term of office.

Section 3.5. REMOVAL. The board of directors may declare vacant the office of a director who has been declared of unsound mind by an order of the court or convicted of a felony, or otherwise in a manner provided by law.

Any or all of the directors may be removed from office at any time without cause by a vote of the shareholders entitled to elect them. If one or more directors are so removed at a meeting of shareholders, the shareholders may elect new directors at the same meeting.

Section 3.6. RESIGNATION. A director may resign effective on giving written notice to the Chair or the secretary; unless the notice specifies a later effective date.

Section 3.7. MEETINGS OF DIRECTORS. Regular Meetings. A regular annual meeting of the board shall be held immediately after, and at the same place as, the annual meeting of shareholders for the purpose of electing officers and transacting any other business. The board may provide for other regular meetings from time to time by resolution.

Special Meetings. Special meetings of the board for any purpose or purposes may be called at any time by the Chair, secretary, president, or any two (2) directors.

Notice of the time and place of special meetings shall be delivered by first class mail, by telephone, by email, or by other electronic transmission, addressed to each director at that director’s address as it is shown on the records of the Corporation. If notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the meeting. In the case the notice is delivered by e-mail or other electronic transmission, it shall be delivered at least four (4) hours before the time of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director whom the person giving notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if it is to be held at the principal executive office of the Corporation.

Place of Meetings. Meetings of the Board may be held at any place within or without the State of California that has been designated in the notice. If a place has not been stated in the notice or there is no notice, meetings shall be held at 500 Third Street, Santa Rosa, CA, unless another place has been designated by a resolution duly adopted by the board.

Section 3.8. ELECTRONIC PARTICIPATION. Members of the board may participate in a meeting through conference telephone, electronic video screen communication, or other electronic transmission by and to the Corporation. Participation in a meeting by conference telephone or electronic video screen communication constitutes presence in person as long as all directors participating can hear one another. Participation by other electronic transmission by and to the Corporation (other than conference telephone or electronic video screen communication) constitutes presence in person at the meeting as long as participating directors can communicate with other participants concurrently, each director has the means to participate in all matters before the board, including the ability to propose or object to a specific corporate action, and the Corporation implements some means of verifying that each person participating is entitled to participate and all votes or other actions are taken by persons entitled to participate.

Section 3.9. QUORUM OF AND ACTION BY DIRECTORS.

A majority of the authorized number of directors constitutes a quorum of the board for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the board of directors, unless the law or the Articles of Incorporation requires a greater number. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action is approved by at least a majority of the directors who constitute the required quorum for such meeting. A quorum of the directors may adjourn any directors’ meeting to meet again at a stated time and place. In the absence of a quorum, a majority of the directors present may adjourn from time to time. Notice of the time and place of a meeting that has been adjourned for more than 24 hours shall be given to the directors not present at the time of the adjournment.

Section 3.10. COMPENSATION. Directors may receive compensation for their services, and the board of directors may authorize payment of a fixed fee and expenses of attendance, if any, for attendance at any meeting of the board of directors or committee thereof. A director shall not be precluded from serving the Corporation in any other capacity and receiving compensation for services in that capacity.

Section 3.11. ACTION BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken by the board of directors or any committee thereof under the California Corporations Code may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office, or all the committee members then appointed, is filed with the secretary to be filed with the minutes of the proceedings of the board of directors. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

Section 3.12. COMMITTEES OF THE BOARD OF DIRECTORS. The board of directors, by resolution adopted by a majority of authorized directors, may designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board and to exercise the authority of the board of directors to the extent provided in the resolution establishing the committee and permitted by law. The board of directors may adopt governance rules for any committee, so long as the adopted rules are not inconsistent with these Bylaws. The provisions of these Bylaws applicable to meetings and actions of the board of directors shall govern meetings and actions of each committee, with the necessary changes made to substitute the committee and its members for the board of directors and its members.

A committee of the board of directors does not have the authority to:

1.              Approve actions that require approval of the shareholders or the outstanding shares.

2.              Fill vacancies on the board or in any committee.

3.              Fix compensation of the directors for serving on the board or any committee.

4.              Amend or repeal bylaws or adopt new bylaws.

5.              Amend or repeal any resolution of the board of directors that by its terms is not so amendable or repealable.

6.              Make a distribution to shareholders, except at a rate, in a periodic amount or within a price range set forth in the Articles of Incorporation or determined by the board.

7.              Appoint other committees or board members.

The board of directors, by resolution adopted by the majority of authorized directors, may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee.

The designation of a committee of the board of directors and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed by law.

ARTICLE IV: OFFICERS

Section 4.1. POSITIONS AND ELECTION. The chair of the board, a president, a secretary, and a chief financial officer of the Corporation shall be elected by the board of directors. At the discretion of the board of directors, the corporation may also have other senior executive officers, including but not limited to one or more executive vice presidents as may be appointed by the board of directors, with such authority as may be specifically delegated to such officers by the board of directors. Any two or more offices may be held by the same person.

The senior executive officers of the Corporation specified in this Section 4.1 (“Senior Executive Officers”) shall be appointed by the board of directors and shall hold office at the pleasure of the board of directors.

Section 4.2. APPOINTMENT OF OTHER OFFICERS. The board of directors hereby authorizes the president to appoint such senior vice presidents, first vice presidents, vice presidents, and assistant vice presidents as necessary to carry out the purpose of the Corporation. These officers shall hold office at the pleasure of the president. Any officer elected or appointed by the president may be removed with or without cause by the president, or by an executive vice president appointed by the board.

Section 4.3. REMOVAL AND RESIGNATION. Any Senior Executive Officer may be removed with or without cause by the affirmative vote of the majority of the board of directors. Removal shall be without prejudice to the contract rights, if any, of the Senior Executive Officer so removed.

Any Senior Executive Officer may resign at any time by giving written notice to the Corporation. Unless a different time is specified in the notice, the resignation shall be effective upon its receipt by the chair, the president, the secretary, or the board.

Section 4.4. POWERS AND DUTIES OF OFFICERS. The powers and duties of the officers of the Corporation shall be as provided from time to time by resolution of the board of directors or by direction of an officer authorized by the board of directors to prescribe the duties of other officers. In the absence of such resolution, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation subject to the control of the board of directors.

Section 4.5. EXECUTION AUTHORITY. All contracts of the Corporation shall be executed on behalf of the Corporation by (a) the president or any senior executive officer or (b) such other person as may be authorized by the board of directors, and, if required, the seal of the Corporation shall be thereto affixed and attested by the secretary or an assistant secretary. Except as so authorized or otherwise expressly provided in these bylaws, no officer, agent, employee or other person shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

ARTICLE V: INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 5.1. Indemnification of Directors, Officers, Employees, and Agents. Each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness or otherwise), in a threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), because the person or another person for whom that person is the legal representative, is or was an Agent of the Corporation, whether the basis for the Proceeding is alleged conduct in the official capacity as an Agent or in any other capacity while serving as an Agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by statutory and decisional law, as the same exists or may in the future be interpreted or amended (but in the case of any such amendment or interpretation, only to the extent that the amendment or interpretation permits the Corporation to provide broader indemnification rights than were permitted before the amendment) against all expenses, liability and loss (including without limitation, attorney’s fees, judgments, fines, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed, and any federal, state, local, or foreign taxes or liens imposed on any Agent as a result of actual or deemed receipt of any payment under this Article) incurred or suffered by the person in connection with investigating, defending, being a witness in, or participating in, including without limitation, appellate proceedings, or preparing for any of the foregoing in any Proceeding. The right to indemnification conferred in this Article shall be a contractual right. It is the Corporation’s intention that these Bylaws provide indemnification in excess of that expressly permitted by California Corporations Code Section 317 as authorized by the Articles of Incorporation. For purposes of this Section, an “Agent” of the Corporation includes a person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the Corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a corporation which was a predecessor corporation of the Corporation or any other enterprise at the request of such predecessor corporation.

Section 5.2. NON-EXCLUSIVITY OF INDEMNIFICATION RIGHTS AND AUTHORITY TO INSURE. The foregoing rights of indemnification and advancement of expenses shall be in addition to and not exclusive of any other rights to which any person may be entitled pursuant to any agreement with the Corporation, or under any statute, provision of the Articles of Incorporation or any action taken by the directors or shareholders of the Corporation.

The Corporation may buy and maintain insurance to protect itself and any Agent against any expense asserted against them or incurred by an Agent, whether or not the Corporation could indemnify the Agent against the expense under applicable law or the provisions of this Article, provided that, in cases where the Corporation owns all or a portion of the shares of the company issuing the insurance policy, the company or the policy must meet the requirements of Section 317 of the California Corporations Code.

ARTICLE VI: SHARE CERTIFICATES AND TRANSFER

Section 6.1. SHARE CERTIFICATES. The interest of each shareholder of the Corporation may be (i) evidenced by certificates for shares of stock, in such form, not inconsistent with the Articles of Incorporation or any law, as shall be prescribed by the board of directors, or (ii) uncertificated pursuant to a system of issuance, recordation and transfer of its shares by electronic or other means, not involving the issuance of certificates, as determined by the board of directors, provided that any such system conforms to the requirements of Section 416(b) of the California General Corporation Law.

(a) Certificated Shares. Certificated shares will be in such form certifying the number of shares, and class or series, owned by such shareholder in the Corporation. Shareholders can request and obtain a statement of rights, restrictions, preferences, and privileges regarding classified shares or a class of shares with two or more series, if any, from the Corporation’s principal executive office. Each certificate issued shall bear all statements or legends required by law to be affixed thereto. Every certificate for shares shall be signed by (i) the chair of the board, if any, or a vice chair, if any, or the president or the General Counsel and (ii) the chief financial officer, or an assistant treasurer, the secretary or any assistant secretary.

(b) Uncertificated Shares. If the Corporation issues uncertificated shares, the Corporation shall, within a reasonable time after the issuance or transfer of uncertificated shares, send to the registered owner of the uncertified shares a written notice containing the information required to be set forth or stated on share certificates as required by law or the Articles of Incorporation.

No share, whether certificated or uncertificated, shall be issued until the consideration therefor, fixed as provided by law, has been fully paid.

Section 6.2. TRANSFERS OF SHARES. Transfer of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof or by such other person as may under law be authorized to endorse such shares for transfer, or by such shareholder’s attorney thereunto authorized by power of attorney duly executed and filed with the secretary or transfer agent of the Corporation. Except as otherwise provided by law, upon surrender to the Corporation or its transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares will be cancelled and issuance of new equivalent uncertificated shares shall be made to those entitled thereto and the transaction will be recorded in the books of the Corporation.

Section 6.3. REGISTERED SHAREHOLDERS. The Corporation may treat the holder of record of any shares issued by the Corporation as the holder in fact thereof, for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with the laws of the State of California, or giving proxies with respect to those shares.

Section 6.4. LOST, STOLEN, OR DESTROYED CERTIFICATES. The board of directors may issue a new share certificate, or new equivalent uncertificated share, in place of any certificate it previously issued that the shareholder alleges to have been lost stolen or destroyed provided that the shareholder or the shareholder’s legal representative of the lost, stolen or destroyed certificate shall give the Corporation a bond or other adequate security sufficient to indemnify the Corporation against any potential claim against the Corporation because of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or new equivalent uncertificated share.

ARTICLE VII: CORPORATE RECORDS AND INSPECTION

Section 7.1. RECORDS. The Corporation shall maintain adequate and correct accounts, books, and records of its business and properties. All such books, records, and accounts shall be made available at this Corporation’s principal executive office, as fixed by the board of directors from time to time.

Section 7.2. INSPECTION OF BOOKS AND RECORDS. All books and records of the Corporation shall, to the extent provided by law, be open to inspection of directors, shareholders, and voting trust certificate holders, in the manner provided by law.

Section 7.3. CERTIFICATION AND INSPECTION OF BYLAWS. This Corporation shall keep in its principal executive office in California, or, if its principal executive office is not within the State of California, at its principal business office in California, the original or a copy of these Bylaws as amended or otherwise altered to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside California and the Corporation has no principal business office in California, it shall upon written request of any shareholder furnish to such shareholder a copy of these Bylaws as amended to date.

ARTICLE VIII: MISCELLANEOUS

Section 8.1. CHECKS, DRAFTS, ETC. All checks, drafts or other instruments for payment of money or notes of the Corporation shall be signed by an officer or officers or any other person or persons as shall be determined from time to time by resolution of the board of directors.

Section 8.2. FISCAL YEAR. The fiscal year of the Corporation shall commence on January 1 of each year.

Section 8.3. CONFLICT WITH APPLICABLE LAW OR ARTICLES OF INCORPORATION. Unless the context requires otherwise, the general provisions, rules of construction, and the definitions of the California General Corporation Law shall govern the construction of these Bylaws. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

Section 8.4. INVALID PROVISIONS. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

Section 8.5. EMERGENCY MANAGEMENT OF THE CORPORATION. In anticipation of or during an emergency, as defined in California Corporations Code Section 207, the board, in order to conduct the ordinary business affairs of the Corporation shall modify procedures, including, but not limited to, calling a board meeting, quorum requirements for such board meeting, and designation of additional or substitute directors; provided that such modifications may not conflict with the Articles of Incorporation.

In anticipation of or during an emergency, the Corporation shall be able to take any and all of the following actions to conduct the Corporation’s ordinary business affairs and operations:

1.              Modify lines of succession to accommodate the incapacity of any director, officer, employee, or agent resulting from the emergency.

2.              Relocate the principal office, or designate alternative principal offices or regional offices.

3.              Give notice to directors in any practicable matter under the circumstances, including but not limited to publication and radio, when notice of a board meeting cannot be given in a manner prescribed by these Bylaws.

4.              Deem that one or more officers present at a board meeting is a director as necessary to achieve a quorum for that meeting.

Section 8.6. REPORTS. As long as there are fewer than 100 shareholders, the Corporation expressly waives the requirement set forth in Section 1501 of the California Corporations Code of sending an annual report to the shareholders. However, the board of directors may issue annual or other reports at their discretion.

Section 8.7. FORUM SELECTION.  Unless the Corporation consents in writing to the selection of an alternative forum, the state or federal court of general jurisdiction in the county where the Corporation maintains its principal office shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the California General Corporation Law, the articles of incorporation, or the bylaws of the Corporation, or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said courts having personal jurisdiction over the indispensable parties named as defendants therein.  Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of these bylaws.

Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933.  Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of these bylaws.

ARTICLE IX: AMENDMENT OF BYLAWS

Section 9.1. AMENDMENT BY SHAREHOLDERS. Shareholders may adopt, amend or repeal bylaws by the vote or written consent of the holders of a majority of the outstanding shares entitled to vote, except as otherwise provided by law, these Bylaws, or the Articles of Incorporation.

Section 9.2. AMENDMENT BY DIRECTORS. Subject to the rights of shareholders as provided in Section 9.1, and the limitation of California Corporations Code Section 204(a)(5) and 212, the board of directors may adopt, amend or repeal bylaws.

The undersigned, Liana Prieto, hereby certifies that she is the duly elected and acting Secretary of Luther Burbank Corporation, a California corporation (the “Corporation”), and that the foregoing Bylaws were adopted as the Bylaws of the Corporation as of April 27, 2017, and that the same do now constitute the Bylaws of the Corporation.

IN WITNESS WHEREOF, the undersigned has executed this certificate on behalf of the Corporation as of this 27th day of April 2017.

LUTHER BURBANK CORPORATION

By:

Name: Liana Prieto

Title: Secretary